UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

AMENDMENT NO. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

KBS Real Estate Investment Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	20-2985918 (I.R.S. Employer Identification No.)

620 Newport Center Drive, Suite 1300

Newport Beach, CA 92660

(Address and Zip Code of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered None	Name of each exchange on which each class is to be registered None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-126087

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value per share

(Title of class)

AMENDMENT NO. 1 TO FORM 8-A

The undersigned Registrant hereby amends the following Items, exhibits or other portions of its Registration Statement on Form 8-A dated April 30, 2007.

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Item 1 of the Form 8-A dated April 30, 2007 (the “Form 8-A”), filed by KBS Real Estate Investment Trust, Inc. (the “Company”) is hereby amended as follows to update the description of the Company’s common stock.

The description of the common stock, $0.01 par value per share, of the Company registered hereby is incorporated herein by reference to “Suitability Standards,” “Employee and Independent Director Incentive Stock Plan,” and “Description of Shares” in the Company’s Registration Statement on Form S-11, as filed with the Securities and Exchange Commission on January 9, 2006 (File No. 333-126087) (the “Registration Statement”); by reference to the sections “Special Suitability Standards,” “Minimum Investment Requirement and Transferability of Shares,” “Equity Compensation Plan,” “Amended and Restated Charter,” “Clarification Requested by Pennsylvania Securities Commission Regarding Stockholder Action” and “Information Regarding Uncertificated Shares” in Supplement No. 28 dated July 3, 2007; by reference to the sections “Revision to Suitability Standards in Washington” and “Amendment to Share Redemption Program” in Supplement No. 37 dated October 3, 2007; by reference to the section “Revision to Suitability Standards in Iowa, Kansas and New Mexico,” in Supplement No. 45 dated January 3, 2008; by reference to the section “Revision to Suitability Standards in North Carolina and Tennessee” in Supplement No. 50 dated April 4, 2008; by reference to the section “Revision to Suitability Standards in Alaska” in Supplement No. 52 dated June 24, 2008; by reference to the section “Revision to Suitability Standards in Oregon” in Supplement No. 53 dated August 5, 2008; and by reference to the sections “Second Amended and Restated Dividend Reinvestment Plan” and “Share Redemption Program,” in Supplement No. 54 dated August 22, 2008. The Company hereby incorporates by reference any descriptions of its common stock filed in a subsequent prospectus to the Registration Statement.

ITEM 2. EXHIBITS

Item 2 of the Form 8-A is hereby amended as follows to update the exhibit list.

1. Amended and Restated Charter of the Company, incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2006.

2. Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2006.

3. Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates), incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087.

4. Form of Subscription Agreement, incorporated by reference to Appendix A to the prospectus that is part of Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087.

5. Second Amended and Restated Dividend Reinvestment Plan, incorporated by reference to Exhibit 4.3 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2008.

6. Share Redemption Program, incorporated by reference to Exhibit 4.4 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2008.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST, INC.

Dated: September 19, 2008	BY:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer